Exhibit 99.1






                   CERTIFICATION OF PERIODIC FINANCIAL REPORTS
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


The undersigned Chief Executive Officer and Chief Financial Officer of Young Innovations hereby certify (to the best of their knowledge) that the form 10-Q for the period ending March 31, 2003 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Form 10-Q.




/s/  Alfred E. Brennan, Jr.
--------------------------------
Alfred E. Brennan, Jr.
Chief Executive Officer



/s/  Arthur L. Herbst, Jr.
--------------------------------
Arthur L. Herbst, Jr.
Chief Operating Officer, Chief Financial Officer


May 7, 2003